_______ (Initials) July 3, 2024 Via Email (mailto:jpierson@forwardair.com) Jamie Pierson Dear Jamie: On behalf of Forward Air Corporation (the “Company”), I am pleased to offer you the position of Chief Financial Officer. In your position as Chief Financial Officer, you will report to Shawn Stewart, Chief Executive Officer. This offer of employment is conditioned on your satisfactory completion of certain requirements, as more fully explained in this letter. Your employment is subject to the terms and conditions set forth in this letter. 1. Base Salary. Your starting base pay will be $625,000 annually, less applicable taxes and withholdings, payable on such schedules as others in similar positions are paid. 2. Executive Annual Cash Incentive Plan. During your employment, you will be eligible to participate in the Forward Air Annual Cash Incentive Plan (the “Cash Incentive Plan”) with a target annual incentive of 75% of your base salary, less applicable taxes, deductions, and withholdings. Target incentives do not constitute a promise of payment. Payment of any incentive is at the sole discretion of the Forward Air Corporation Board of Directors (the “Board”). Your actual incentive plan payout will depend on Company financial performance and management’s assessment of your individual performance. Please be aware that the Company reserves the right to change or amend the terms of the Cash Incentive Plan or any other of its incentive plans at any time or discontinue them in their entirety as the Company determines in its sole and absolute discretion. Additionally, in the first year of employment, any payout under the Cash Incentive Plan would be prorated based on the number of months you were actively employed during the said calendar year. 3. Signing Bonus. You will receive a one-time cash signing bonus in the amount of $250,000.00 to be paid within 30 days following the Start Date (as defined herein) (the “Start Date Payment”). If your employment is terminated by the Company for Cause (as “Cause” is defined in Section 2.08 of the Amended and Restated Forward Air Corporation Executive Severance and Change in Control Plan (the “Executive Severance Plan”) or if you terminate your employment voluntarily prior to the first anniversary of your Start Date (as defined herein), you agree to repay a prorated amount of the Start Date Payment based on the number of days employed, and such repayment shall me be made within 30 days following your termination date. 4. Sign-On Equity Award. As soon as practicable following your Start Date, you will receive a one-time equity award in the form of restricted stock with an aggregate dollar value on the date of grant of $500,000.00 (the “Sign-On Equity Award”). The Sign-On Equity

Mr. Jamie Pierson July 3, 2024 Page 2 _______ (Initials) Award will be subject to the terms and conditions of the Forward Air Corporation 2016 Omnibus Incentive Compensation Plan (the “Omnibus Plan”) and an award agreement and will vest on the one-year anniversary of the date of the grant. 5. Executive Long Term Incentive Plan (“LTIP”). For the calendar year 2024, you will receive a prorated LTIP award based on the number of months you were actively employed during said calendar year, which equates to an aggregate value equal to $525,000.00 (valued as of the commencement date of your service as Interim Chief Financial Officer) in the form of: (i) approximately 50% performance shares that are subject to total shareholder return performance metrics (the “2024 Performance Share Award”) and (ii) approximately 50% restricted stock subject to ratable annual time vesting over three years. The performance period for the 2024 Performance Share Award will commence on the Start Date (as defined below) and end December 31, 2026. For each calendar year of employment following 2024, you will be eligible to receive an annual equity award determined by the Board in its discretion with an aggregate value on the grant date equal to at least $1,050,000.00 in the same form and in the same mix as is provided to other executive officers of the Company for their LTIP awards, which is expected to consist of the following grants: (i) approximately 50% in the form of grants of performance shares that are earned and vested at the end of the three-year performance period and (ii) approximately 50% in the form of a grant of restricted stock subject to ratable annual time vesting over three years. Your actual award and your eligibility for participation in the Omnibus Plan are at the sole discretion of the Board. Please be aware that the Company reserves the right to change or amend the terms of its incentive plans at any time or discontinue them in their entirety as the Company determines in its sole and absolute discretion. Your Sign-on Equity Award and any and all LTIP awards will be subject to the terms and conditions of the Omnibus Plan and an award agreement. In case of any conflict between the terms of this offer letter and the Omnibus Plan or any award agreement thereunder, the terms of the Omnibus Plan and award agreement will control. 6. Withholding. All forms of compensation paid to you as an employee of the Company shall be less all applicable withholdings. 7. Stock Ownership Guidelines. As a Chief Financial Officer, you will be required to comply with Forward Air Corporation's Executive Stock Ownership and Retention Guidelines applicable to executive officers. 8. Relocation Expenses. In connection with this offer of employment to you, if the Company asks you to move, the Company will provide relocation assistance, as outlined in further detail in a separate communication that will be sent to you. The Company uses a third- party provider that will initiate all relocation benefits. By signing this offer letter, you authorize the Company to provide your contact information to the third-party relocation company and their approved partners/lenders. You agree that, in the event you voluntarily terminate your employment with the Company during the first year following the effective date of your employment (your Start Date), you will repay the Company one hundred percent (100%) of all relocation expenses paid by the Company, or reimbursed to you by

Mr. Jamie Pierson July 3, 2024 Page 3 _______ (Initials) the Company, within ninety (90) days of your termination date. You further agree that in the event you voluntarily terminate your employment with the Company during the second year following your Start Date, you will repay the Company fifty percent (50%) of all relocation expenses paid by the Company, or reimbursed to you by the Company, within ninety (90) days of your termination date. 9. Mobile Phone Expenses. In connection with your employment, we are offering to provide you with a Company-issued mobile phone and will pay for the cost of monthly mobile phone service. 10. Vacation, Company-paid Holidays and Other Benefits. The Company provides a competitive benefits package for its eligible full- and part-time employees. You will be eligible to participate in the employee benefit plans and programs generally available to the Company's employees, including, without limitation, group medical, dental, vision and life insurance, disability benefits, Employee Stock Purchase Plan, 401(k) plan, all in accordance with and subject to the eligibility and other terms and conditions of such plans and programs. You will be entitled to five (5) weeks of paid time off annually, (consisting of a combination of vacation and discretionary time), and the Company currently provides eligible employees with designated company-paid holidays each year. Please note that regarding health/medical insurance, Forward Air Corporation’s present policy is to provide an option for dependent coverage at an additional charge, if you should require such coverage. You will have to affirmatively elect dependent coverage if you desire it. Also, please note that if your spouse is employed and has medical insurance coverage available through her/his employer, he/she will be required to elect that coverage as Primary Coverage. The Company reserves the right to amend, modify or terminate any of its benefit plans or programs at any time and for any reason. 11. Duties. In your new position, you will perform duties and responsibilities that are commensurate with your position and such other duties as may be assigned to you from time to time. Your primary office location will be the Company’s offices in Dallas, Texas. Notwithstanding the foregoing, the Company reserves the right to reasonably require you to perform your duties at places other than your primary office location from time to time, and to require reasonable business travel. The Company may modify your job duties as it deems necessary and appropriate in light of the Company’s needs and interests from time to time. You agree to devote your full business time, attention and best efforts to the performance of your duties and to the furtherance of the Company's interests. 12. Start Date. Subject to satisfaction of all of the conditions described in this letter, your start date is scheduled for July 3, 2024 (the “Start Date”), or such other date mutually agreed upon by you and the Company. 13. Section 409A. This offer letter is intended to comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations and Treasury guidance promulgated thereunder ("Section 409A"). The Company shall undertake to administer, interpret, and construe this offer letter in a manner that does not result in the imposition on you of any additional tax, penalty, or interest under

Mr. Jamie Pierson July 3, 2024 Page 4 _______ (Initials) Section 409A. For purposes of Section 409A, each installment payment provided under this offer letter shall be treated as a separate payment. Any payments to be made under this offer letter upon a termination of employment shall only be made upon a "separation from service" under Section 409A. The Company and you agree that they will execute any and all amendments to this offer letter under applicable law as they mutually agree in good faith may be necessary to ensure compliance with the distribution provisions of Section 409A or as otherwise needed to ensure that this offer letter complies with Section 409A. With respect to any reimbursement of expenses of, or any provision of in-kind benefits to, you, as specified under this offer letter, such reimbursement of expenses or provision of in-kind benefits shall be subject to the following conditions: (1) the expenses eligible for reimbursement or the amount of in-kind benefits provided in one taxable year shall not affect the expenses eligible for reimbursement or the amount of in-kind benefits provided in any other taxable year, except for any medical reimbursement arrangement providing for the reimbursement of expenses referred to in Section 105(b) of the Code; (2) the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred; and (3) the right to reimbursement or in- kind benefits shall not be subject to liquidation or exchange for another benefit. Notwithstanding the foregoing or any provision in this offer letter, the Company makes no representations or guarantees of any particular tax effect to you under this offer letter and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by you on account of Section 409A. Notwithstanding any other provision of this offer letter, if any payment or benefit provided to you in connection with termination of employment is determined to constitute "deferred compensation", (as defined under Treasury Regulation Section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation Sections 1.409A-1(b)(3) through (b)(12)), and you are determined to be a "specified employee" as defined in Section 409A(a)(2)(B)(i) of the Code, then such payment or benefit shall not be paid until the first payroll date to occur following the six-month anniversary of your termination date (the "Specified Employee Payment Date") or, if earlier, on the date of your death. The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to you in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule. 14. Recoupment Policy. Any amounts payable hereunder are subject to any policy (whether currently in existence or later adopted or amended) established by the Company providing for clawback or recovery of amounts that were paid to you. The Company will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law or regulation. 15. Code of Ethics. The Company is committed to creating a positive work environment and conducting business ethically. As an employee of the Company, you will be expected to abide by the Company’s policies and procedures including, but not limited to, the Company’s Code of Business Conduct and Code of Ethics (the “Code of Ethics”). We

Mr. Jamie Pierson July 3, 2024 Page 5 _______ (Initials) request that you review, sign and bring with you on your employment start date, the enclosed Code of Ethics Acknowledgment Form. 16. Representations. As a condition to, and in consideration of, your employment with the Company, you represent that you: a. are not a party to any agreement or understanding, written or oral, which could prohibit you either from accepting this offer or performing all of your anticipated duties and obligations; b. will comply with any and all notice provisions of any agreement that you have with your current employer; c. understand and acknowledge that the Company respects the confidential information, proprietary information and trade secrets of other entities and therefore, does not want, and will not willingly use, any confidential information, proprietary information, or trade secrets that are the property of a third party; and d. do not possess any document or electronically stored information that is not lawfully publicly available related to your current employer’s sales, financial, customer, or potential confidential business information regardless of whether such information was ever: (i) in your possession as a hard copy document; (ii) on a computer; (iii) on a iPhone, iPad, PDA or cell phone; or (iv) on an external hard drive, thumb drive, or any other piece of external media that permits the storage of electronic or hard copy information. 17. Directions Regarding Confidential Information. The Company hereby directs you to: a. not disclose to the Company any confidential information, proprietary information, or trade secrets of other entities, including any entity for which you currently are employed or have been formerly employed; and b. neither bring on the premises of, provide to, nor use for the benefit of the Company, copies of any documents, electronic media or tangible items that contain or refer to information that could be claimed to contain confidential information, proprietary information, or trade secrets belonging to any other party, including your current employer or any former employers. 18. At-will Employment. Your employment with the Company will be for no specific period of time. Rather, your employment will be at-will, meaning that you or the Company may terminate the employment relationship at any time, with or without cause, and with or without notice and for any reason or no particular reason. Although your compensation and benefits may change from time to time, the at-will nature of your employment may only be changed by an express written agreement signed by an authorized officer of the Company. No provision of this letter agreement shall be construed as prohibiting or limiting the ability of the Company to amend, modify or terminate any plans, programs, policies,

Mr. Jamie Pierson July 3, 2024 Page 6 _______ (Initials) agreements, arrangements or understandings of the Company, and nothing herein shall be construed as an amendment to any such plan, program, policy, agreement, arrangement or understanding. 19. Severance. The Company maintains the Forward Air Corporation Executive Severance and Change in Control Plan (the “Executive Severance Plan”) for those executive officers selected by the Compensation Committee of the Board for the purpose of encouraging and motivating said executive officers to devote their full attention to the performance of their assigned duties without the distraction or concerns regarding their involuntary termination of employment. To be eligible to participate in the Executive Severance Plan, you will be required to execute a Participation and Restrictive Covenants Agreement. A copy of the Executive Severance Plan and the Participation and Restrictive Covenants Agreement has been provided to you. 20. Contingent Offer. This offer is contingent upon: a. Verification of your right to work in the United States, as demonstrated by your completion of an I-9 form upon hire and your submission of acceptable documentation (as noted on the I-9 form) verifying your identity and work authorization within three days of your Start Date. For your convenience, a copy of the I-9 Form's List of Acceptable Documents is enclosed for your review. Please bring appropriate documentation for the completion of your new hire forms, including proof that you are presently eligible to work in the United States for I-9 purposes. Failure to provide appropriate documentation within 3 days of hire will result in immediate termination of employment in accordance with the terms of the Immigration Reform and Control Act. b. Satisfactory completion of a background investigation, for which the required notice and consent forms are attached to this letter. This offer will be withdrawn if any of the above conditions are not satisfied. If the foregoing is agreeable, please initial each page of this letter where indicated, execute the last page and return a copy of this letter, which will serve as our understanding of the terms of your employment with the Company. We are excited at the prospect of you joining our team, and we look forward to the contributions you will make to Forward Air and to the professional and personal opportunities we will be able to provide to you. Sincerely yours,

Mr. Jamie Pierson July 3, 2024 Page 7 _______ (Initials) Shawn Stewart [Continued on Next Page]

Mr. Jamie Pierson July 3, 2024 Page 8 _______ (Initials) I have read and understood and I accept all the terms of the offer of employment as set forth in the foregoing letter. I have not relied on any agreements or representations, express or implied, that are not set forth expressly in the foregoing letter, and this letter supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the subject matter of this letter. This offer shall remain open until July 3, 2024. Any acceptance postmarked after this date will be considered invalid. Agreed to this ____ day of ________, 2024. ________________________________ Signed